                              POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS,  that the  undersigned,  constitutes and appoints Phillip S. Gillespie,  Mitchell J. Lindauer and Kathleen T. Ives each as my true  and  lawful  attorneys-in-fact  and  agents,  with  full  power of
substitution   and   resubstitution,   for  me  and  in  my   capacity   as  a
Trustee/Director  and/or  Officer of  Limited  Term New York  Municipal  Fund,
Oppenheimer   Convertible   Securities   Fund,   Rochester  Fund   Municipals,
Oppenheimer   MidCap  Fund,   Oppenheimer  Quest  Capital  Value  Fund,  Inc.,
Oppenheimer  Quest  International  Value Fund, Inc.,  Oppenheimer  Quest Value
Fund,  Inc.  and  Oppenheimer  Quest For Value Funds on behalf of  Oppenheimer
Quest Balanced Fund,  Oppenheimer Quest Opportunity Value Fund and Oppenheimer
Small- & Mid- Cap Value  Fund,  to sign on my behalf any and all  Registration
Statements   (including   any   post-effective   amendments  to   Registration
Statements)  under the Securities Act of 1933, as amended,  and the Investment
Company Act of 1940, as amended,  and any amendments and supplements  thereto, any  proxy  statements,  Forms 3, 4 and 5, or other  documents  in  connection therewith,  and to file  the  same,  with  all  exhibits  thereto,  and  other documents  in  connection  therewith,  with the U.S.  Securities  and Exchange
Commission,  granting  unto said  attorneys-in-fact  and  agents,  and each of them,  full power and authority to do and perform each and every act and thing requisite and  necessary to be done in and about the premises,  as fully as to all intents and  purposes as I might or could do in person,  hereby  ratifying and confirming all that said  attorneys-in-fact  and agents, and each of them, may lawfully do or cause to be done by virtue hereof.

Dated this 5th day of February, 2007

/s/ John Cannon                           /s/ Lacy B. Herrmann
___________________________________       ___________________________________
John Cannon                               Lacy B. Herrmann

/s/ Robert G. Galli                       /s/ John V. Murphy
___________________________________       ___________________________________
Robert G. Galli                           John V. Murphy

/s/ Thomas W. Courtney                    /s/ Brian Wruble
___________________________________       ___________________________________
Thomas W. Courtney                        Brian Wruble

/s/ David K. Downes                       /s/ Brian W. Wixted
___________________________________       ___________________________________
David K. Downes                           Brian W. Wixted

          /s/ Lisa I. Bloomberg
Witness:  ______________________________________
          Lisa I. Bloomberg, Assistant Secretary